Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

ROLLING MEADOWS, IL, January 25, 2024 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and full year ended December 31, 2023. Management will host a webcast conference call to discuss these results on Thursday, January 25, 2024 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results - Fourth Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	4th Q 23	4th Q 22	4th Q 23	4th Q 22	4th Q 23	4th Q 22	4th Q 23	4th Q 22
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,051.5	$1,704.3	$24.8	$143.3	$539.9	$457.6	$0.11	$0.66
Net gains on divestitures	(4.0)	(9.2)	(3.0)	(7.0)	(4.0)	(9.2)	(0.02)	(0.03)
Acquisition integration	—	—	50.6	34.7	67.3	45.6	0.23	0.16
Workforce and lease termination	—	—	7.1	21.1	9.3	27.8	0.03	0.10
Acquisition related adjustments	—	—	258.2	83.2	34.4	9.1	1.17	0.39
Amortization of intangible assets	—	—	107.4	88.2	—	—	0.49	0.40
Effective income tax rate impact	—	—	—	(7.0)	—	—	—	(0.03)
Levelized foreign currency translation	—	16.9	—	0.8	—	1.7	—	—

Brokerage, as adjusted *	2,047.5	1,712.0	445.1	357.3	646.9	532.6	2.01	1.65

Risk Management, as reported	340.4	290.6	42.3	36.4	70.2	53.8	0.19	0.17
Net gains on divestitures	(0.1)	(0.9)	(0.1)	(0.6)	(0.1)	(0.9)	—	—
Acquisition integration	—	—	0.2	—	0.2	—	—	—
Workforce and lease termination	—	—	0.8	2.0	1.0	2.8	—	0.01
Acquisition related adjustments	—	—	0.1	(4.6)	0.2	0.1	—	(0.02)
Amortization of intangible assets	—	—	2.3	1.1	—	—	0.02	—
Levelized foreign currency translation	—	0.6	—	0.3	—	0.3	—	—

Risk Management, as adjusted *	340.3	290.3	45.6	34.6	71.5	56.1	0.21	0.16

Corporate, as reported	1.2	0.3	(106.7)	(44.2)	(95.8)	(59.3)	(0.45)	(0.20)
Corporate related adjustments (see page 7)	—	—	24.4	(26.1)	46.4	0.7	0.08	(0.12)

Corporate, as adjusted *	1.2	0.3	(82.3)	(70.3)	(49.4)	(58.6)	(0.37)	(0.32)

Total Company, as reported	$2,393.1	$1,995.2	$(39.6)	$135.5	$514.3	$452.1	$(0.15)	$0.63

Total Company, as adjusted *	$2,389.0	$2,002.6	$408.4	$321.6	$669.0	$530.1	$1.85	$1.49

Total Brokerage & Risk Management, as reported	$2,391.9	$1,994.9	$67.1	$179.7	$610.1	$511.4	$0.30	$0.83

Total Brokerage & Risk Management, as adjusted *	$2,387.8	$2,002.3	$490.7	$391.9	$718.4	$588.7	$2.22	$1.81

*

For fourth quarter 2023, the pretax impact of the Brokerage segment adjustments totals $559.5 million, mostly due to non-cash period expenses related to intangible amortization and acquisition earnout payable adjustments, with a corresponding adjustment to the provision for income taxes of $139.2 million relating to these items. For fourth quarter 2023, the pretax impact of the Risk Management segment adjustments totals $4.5 million, with a corresponding adjustment to the provision for income taxes of $1.2 million relating to these items. For fourth quarter 2023, the pretax impact of the Corporate segment adjustments totals $46.4 million, with a corresponding adjustment to the benefit for income taxes of $22.0 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2023 and 2022 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We had a strong fourth quarter, to wrap up another fantastic year!” said J. Patrick Gallagher, Jr., Chairman and CEO. “During the quarter, our core brokerage and risk management segments combined to deliver 20% growth in revenue, of which 8.1% was organic revenue growth. We also completed 14 new mergers in the quarter with estimated annualized revenues of $410 million.

“Global primary P/C renewal premium increases were around 8.5% in the quarter, similar to the 8% to 10% renewal premium change we had been reporting throughout 2022 and 2023. Insurance and Reinsurance carriers continue to behave rationally in our view, pushing for rate increases where it is needed to generate an underwriting profit. Fourth quarter 2023 positive mid-year policy endorsements and audits were ahead of last year’s levels, suggesting strong customer business activity.

“That same strength is also evident in the US labor market, with continued growth in non-farm payrolls, a low unemployment rate and a wide gap between the amount of job openings and the number of people unemployed and looking for work. It’s also evident within our risk management segment, Gallagher Bassett, which continues to see claim count growth, new business wins and excellent client retention.

“I would like to thank our 52,000-plus colleagues across the globe for another fantastic year. I am thrilled with our 2023 performance and even more excited about 2024 and beyond!”

Summary of Financial Results - Year Ended December 31,
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	Year 23	Year 22	Year 23	Year 22	Year 23	Year 22	Year 23	Year 22
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$8,637.2	$7,303.8	$1,169.4	$1,201.8	$2,595.8	$2,239.2	$5.30	$5.58
Net gains on divestitures	(9.6)	(12.1)	(7.2)	(9.5)	(9.6)	(12.1)	(0.03)	(0.05)
Acquisition integration	—	—	184.5	132.7	243.7	167.9	0.84	0.62
Workforce and lease termination	—	—	48.0	40.2	63.4	48.9	0.22	0.19
Acquisition related adjustments	—	—	278.8	56.0	69.3	46.8	1.27	0.26
Amortization of intangible assets	—	—	392.3	342.3	—	—	1.79	1.59
Effective income tax rate impact	—	—	—	(26.0)	—	—	—	(0.13)
Levelized foreign currency translation	—	(25.1)	—	(13.8)	—	(18.2)	—	(0.06)

Brokerage, as adjusted *	8,627.6	7,266.6	2,065.8	1,723.7	2,962.6	2,472.5	9.39	8.00

Risk Management, as reported	1,287.6	1,092.6	154.0	115.8	253.4	193.8	0.70	0.54
Net gains on divestitures	(0.4)	(0.9)	(0.3)	(0.6)	(0.4)	(0.9)	—	—
Acquisition integration	—	—	0.7	1.4	1.0	1.8	—	0.01
Workforce and lease termination	—	—	2.5	4.8	3.4	6.4	0.01	0.02
Acquisition related adjustments	—	—	0.4	(5.8)	0.5	0.4	—	(0.03)
Amortization of intangible assets	—	—	5.6	4.6	—	—	0.03	0.02
Levelized foreign currency translation	—	(4.9)	—	(0.7)	—	(0.9)	—	—

Risk Management, as adjusted *	1,287.2	1,086.8	162.9	119.5	257.9	200.6	0.74	0.56

Corporate, as reported	1.7	23.7	(357.4)	(201.6)	(293.6)	(166.5)	(1.58)	(0.93)
Corporate related adjustments (see page 7)	—	—	54.8	(19.5)	82.6	28.4	0.21	(0.09)

Corporate, as adjusted *	1.7	23.7	(302.6)	(221.1)	(211.0)	(138.1)	(1.37)	(1.02)

Total Company, as reported	$9,926.5	$8,420.1	$966.0	$1,116.0	$2,555.6	$2,266.5	$4.42	$5.19

Total Company, as adjusted *	$9,916.5	$8,377.1	$1,926.2	$1,622.1	$3,009.5	$2,535.0	$8.76	$7.54

Total Brokerage & Risk Management, as reported	$9,924.8	$8,396.4	$1,323.4	$1,317.6	$2,849.2	$2,433.0	$6.00	$6.12

Total Brokerage & Risk Management, as adjusted *	$9,914.8	$8,353.4	$2,228.7	$1,843.2	$3,220.5	$2,673.1	$10.13	$8.56

*

For the year ended December 31, 2023, the pretax impact of the Brokerage segment adjustments totals $1,192.0 million, mostly due to non-cash period expenses related to intangible amortization and acquisition earnout payable adjustments, with a corresponding adjustment to the provision for income taxes of $295.6 million relating to these items. For the year ended December 31, 2023, the pretax impact of the Risk Management segment adjustments totals $12.2 million, with a corresponding adjustment to the provision for income taxes of $3.3 million relating to these items. For the year ended December 31, 2023, the pretax impact of the Corporate segment adjustments totals $82.6 million, with a corresponding adjustment to the benefit for income taxes of $27.8 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2023 and 2022 provision (benefit) for income taxes is shown on pages 14 and 15.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)		4th Q 2023	4th Q 2022	Year 2023	Year 2022
Base Commissions and Fees
Commissions and fees, as reported		$1,796.8	$1,518.2	$7,750.0	$6,664.3
Less commissions and fees from acquisitions		(175.1)	—	(531.8)	—
Less divested operations		—	(10.5)	—	(10.5)
Levelized foreign currency translation		—	15.1	—	(21.8)

Organic base commissions and fees		$1,621.7	$1,522.8	$7,218.2	$6,632.0

Organic change in base commissions and fees		6.5%		8.8%

Supplemental Revenues
Supplemental revenues, as reported		$90.6	$80.0	$314.2	$284.7
Less supplemental revenues from acquisitions		(1.8)	—	(4.9)	—
Levelized foreign currency translation		—	0.8	—	(0.4)

Organic supplemental revenues		$88.8	$80.8	$309.3	$284.3

Organic change in supplemental revenues		9.9%		8.8%

Contingent Revenues
Contingent revenues, as reported		$55.4	$40.2	$235.3	$207.3
Less contingent revenues from acquisitions		(3.1)	—	(8.9)	—
Levelized foreign currency translation		—	—	—	(1.0)

Organic contingent revenues		$52.3	$40.2	$226.4	$206.3

Organic change in contingent revenues		30.1%		9.7%

Total reported commissions, fees, supplemental revenues and contingent revenues		$1,942.8	$1,638.4	$8,299.5	$7,156.3
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions		(180.0)	—	(545.6)	—
Less divested operations		—	(10.5)	—	(10.5)
Levelized foreign currency translation		—	15.9	—	(23.2)

Total organic commissions, fees, supplemental revenues and contingent revenues		$1,762.8	$1,643.8	$7,753.9	$7,122.6

Total organic change	*	7.2%		8.9%

*

As previously discussed, during fourth quarter 2022 Gallagher completed its annual review of ASC 606 assumptions resulting in the additional recognition of certain deferred revenues. Leveling for such, and the year over year impact of infrequent large life product sales, fourth quarter 2023 total organic growth for the Brokerage segment would have been 8.7%.

Acquisition Activity	4th Q 2023	4th Q 2022	Year 2023	Year 2022
Number of acquisitions closed *	13	17	50	36
Estimated annualized revenues acquired (in millions)	$350.7	$141.3	$826.0	$244.0

*	In the fourth quarter of 2023, Gallagher issued 527,000 shares of its common stock directly to sellers in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			4th Q 2023	4th Q 2022	Year 2023	Year 2022
Compensation expense, as reported			$1,176.9	$963.3	$4,769.1	$4,024.7
Acquisition integration			(41.4)	(25.9)	(146.6)	(107.4)
Workforce and lease termination related charges			(7.7)	(21.0)	(56.0)	(36.9)
Acquisition related adjustments			(34.4)	(9.1)	(69.3)	(46.8)
Levelized foreign currency translation			—	11.9	—	(10.6)

Compensation expense, as adjusted			$1,093.4	$919.2	$4,497.2	$3,823.0

Reported compensation expense ratios using reported revenues on pages 1 and 2	*		57.4%	56.5%	55.2%	55.1%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	53.4%	53.7%	52.1%	52.6%

*

Reported fourth quarter 2023 compensation ratio was 0.9 pts higher than fourth quarter 2022. This ratio was primarily impacted by higher integration costs and acquisition earnout related adjustments, higher medical plan costs and certain acquisitions closed in 2023 that run a higher compensation ratio, partially offset by the timing of incentive compensation recognized earlier in the year.

**

Adjusted fourth quarter 2023 compensation ratio was 0.3 pts lower than fourth quarter 2022. This ratio was primarily impacted by timing of incentive compensation, partially offset by higher medical plan costs and certain acquisitions closed in 2023 that run a higher compensation ratio.

Operating Expense and Ratios			4th Q 2023	4th Q 2022	Year 2023	Year 2022
Operating expense, as reported			$334.7	$283.4	$1,272.3	$1,039.9
Acquisition integration			(25.9)	(19.7)	(97.1)	(60.5)
Workforce and lease termination related charges			(1.6)	(6.8)	(7.4)	(12.0)
Levelized foreign currency translation			—	3.3	—	3.7

Operating expense, as adjusted			$307.2	$260.2	$1,167.8	$971.1

Reported operating expense ratios using reported revenues on pages 1 and 2	*		16.3%	16.6%	14.7%	14.2%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	15.0%	15.2%	13.5%	13.4%

*

Reported fourth quarter 2023 operating expense ratio was 0.3 pts lower than fourth quarter 2022. This ratio was primarily impacted by savings in real estate expenses related to office consolidations and lower lease termination costs and technology expenses, offset by higher integration costs.

**

Adjusted fourth quarter 2023 operating expense ratio was 0.2 pts lower than fourth quarter 2022. This ratio was primarily impacted by savings in real estate expenses related to office consolidations and lower technology expenses.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2023	4th Q 2022	Year 2023	Year 2022
Net earnings, as reported	$24.8	$143.3	$1,169.4	$1,201.8
Provision for income taxes	10.8	53.2	401.6	394.7
Depreciation	33.0	26.9	124.4	103.6
Amortization	142.8	115.9	523.6	448.7
Change in estimated acquisition earnout payables	328.5	118.3	376.8	90.4

EBITDAC	539.9	457.6	2,595.8	2,239.2
Net gains losses on divestitures	(4.0)	(9.2)	(9.6)	(12.1)
Acquisition integration	67.3	45.6	243.7	167.9
Workforce and lease termination related charges	9.3	27.8	63.4	48.9
Acquisition related adjustments	34.4	9.1	69.3	46.8
Levelized foreign currency translation	—	1.7	—	(18.2)

EBITDAC, as adjusted	$646.9	$532.6	$2,962.6	$2,472.5

Net earnings margin, as reported using reported revenues on pages 1 and 2	1.2%	8.4%	13.5%	16.5%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	31.6%	31.1%	34.3%	34.0%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 2023	4th Q 2022	Year 2023	Year 2022
Fees	$328.7	$286.0	$1,246.1	$1,075.8
International performance bonus fees	2.9	3.2	13.6	15.0

Fees as reported	331.6	289.2	1,259.7	1,090.8
Less fees from acquisitions	(4.1)	—	(5.5)	—
Less divested operations	—	(0.6)	—	(3.2)
Levelized foreign currency translation	—	0.6	—	(4.8)

Organic fees	$327.5	$289.2	$1,254.2	$1,082.8

Organic change in fees	13.2%		15.8%

Acquisition Activity	4th Q 2023	4th Q 2022	Year 2023	Year 2022
Number of acquisitions closed	1	—	1	1
Estimated annualized revenues acquired (in millions)	$59.1	$—	$59.1	$2.5

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			4th Q 2023	4th Q 2022	Year 2023	Year 2022
Compensation expense, as reported			$207.5	$177.8	$776.8	$664.9
Acquisition integration			(0.2)	—	(1.0)	(0.3)
Workforce and lease termination related charges			(0.6)	(2.5)	(2.0)	(4.0)
Acquisition related adjustments			(0.2)	(0.1)	(0.5)	(0.4)
Levelized foreign currency translation			—	0.2	—	(3.3)

Compensation expense, as adjusted			$206.5	$175.4	$773.3	$656.9

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*		61.0%	61.2%	60.3%	60.9%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	*	60.7%	60.4%	60.1%	60.4%

*

Reported fourth quarter 2023 compensation ratio was 0.2 pts lower than fourth quarter 2022. This ratio was primarily impacted by savings related to headcount controls and lower workforce related charges, partially offset by increased incentive compensation and higher medical plan costs.

**

Adjusted fourth quarter 2023 compensation ratio was 0.3 pts higher than fourth quarter 2022. This ratio was primarily impacted by increased incentive compensation and higher medical plan costs, partially offset by savings related to headcount controls.

Operating Expense and Ratios		4th Q 2023	4th Q 2022	Year 2023	Year 2022
Operating expense, as reported		$62.7	$59.0	$257.4	$233.9
Workforce and lease termination related charges		(0.4)	(0.3)	(1.4)	(2.4)
Acquisition integration		—	—	—	(1.5)
Levelized foreign currency translation		—	0.1	—	(0.7)

Operating expense, as adjusted		$62.3	$58.8	$256.0	$229.3

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	18.4%	20.3%	20.0%	21.4%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	18.3%	20.3%	19.9%	21.1%

*

Reported fourth quarter 2023 operating expense ratio was 1.9 pts lower than fourth quarter 2022. Adjusted fourth quarter 2023 operating expense ratio was 2.0 pts lower than fourth quarter 2022. Both ratios were primarily impacted by savings in client-related expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2023	4th Q 2022	Year 2023	Year 2022
Net earnings, as reported	$42.3	$36.4	$154.0	$115.8
Provision for income taxes	15.2	13.1	55.3	41.4
Depreciation	9.4	9.0	35.9	37.8
Amortization	3.2	1.5	7.7	6.2
Change in estimated acquisition earnout payables	0.1	(6.2)	0.5	(7.4)

EBITDAC	70.2	53.8	253.4	193.8
Net gains on divestitures	(0.1)	(0.9)	(0.4)	(0.9)
Acquisition integration	0.2	—	1.0	1.8
Workforce and lease termination related charges	1.0	2.8	3.4	6.4
Acquisition related adjustments	0.2	0.1	0.5	0.4
Levelized foreign currency translation	—	0.3	—	(0.9)

EBITDAC, as adjusted	$71.5	$56.1	$257.9	$200.6

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	12.4%	12.5%	12.0%	10.6%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	21.0%	19.3%	20.0%	18.5%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2023			2022
			Net Earnings			Net Earnings
			(Loss)			(Loss)
		Income	Attributable to		Income	Attributable to
	Pretax	Tax	Controlling	Pretax	Tax	Controlling
	Loss	Benefit	Interests	Loss	Benefit	Interests
4th Quarter
Components of Corporate Segment, as reported
Interest and banking costs	$(79.2)	$20.6	$(58.6)	$(64.7)	$16.7	$(48.0)
Clean energy related (1)	(6.7)	1.7	(5.0)	(3.8)	1.1	(2.7)
Acquisition costs (2)	(18.5)	2.8	(15.7)	(10.5)	1.1	(9.4)
Corporate (3) (4)	(63.1)	43.5	(19.6)	(43.9)	60.9	17.0

Reported 4th Quarter	(167.5)	68.6	(98.9)	(122.9)	79.8	(43.1)
Adjustments
Clean energy related	4.4	(1.1)	3.3	—	—	—
Transaction-related costs (2)	12.4	(2.3)	10.1	5.7	(0.6)	5.1
Legal and income tax related (3)	22.0	(18.6)	3.4	(5.0)	(26.2)	(31.2)

Components of Corporate Segment, as adjusted
Interest and banking costs	(79.2)	20.6	(58.6)	(64.7)	16.7	(48.0)
Clean energy related (1)	(2.3)	0.6	(1.7)	(3.8)	1.1	(2.7)
Acquisition costs	(6.1)	0.5	(5.6)	(4.8)	0.5	(4.3)
Corporate (4)	(41.1)	24.9	(16.2)	(48.9)	34.7	(14.2)

Adjusted 4th Quarter	$(128.7)	$46.6	$(82.1)	$(122.2)	$53.0	$(69.2)

Year ended
Components of Corporate Segment, as reported
Interest and banking costs	$(299.8)	$78.0	$(221.8)	$(259.4)	$67.3	$(192.1)
Clean energy related (1)	(15.5)	4.0	(11.5)	(12.6)	3.4	(9.2)
Acquisition costs (2)	(42.1)	6.4	(35.7)	(44.9)	3.7	(41.2)
Corporate (3) (4)	(228.0)	149.4	(78.6)	(107.2)	150.7	43.5

Reported Year Ended	(585.4)	237.8	(347.6)	(424.1)	225.1	(199.0)
Adjustments
Clean energy related	4.4	(1.1)	3.3	—	—	—
Transaction-related costs (2)	22.6	(4.9)	17.7	33.4	(2.7)	30.7
Legal and tax related (3)	48.0	(21.8)	26.2	(5.0)	(45.2)	(50.2)

Components of Corporate Segment, as adjusted
Interest and banking costs	(299.8)	78.0	(221.8)	(259.4)	67.3	(192.1)
Clean energy related (1)	(11.1)	2.9	(8.2)	(12.6)	3.4	(9.2)
Acquisition costs	(19.5)	1.5	(18.0)	(11.5)	1.0	(10.5)
Corporate (4)	(180.0)	127.6	(52.4)	(112.2)	105.5	(6.7)

Adjusted Year Ended	$(510.4)	$210.0	$(300.4)	$(395.7)	$177.2	$(218.5)

(1)

Pretax loss for the fourth quarter is presented net of amounts attributable to noncontrolling interests of $(7.8) million in 2023 and $(1.1) million in 2022. Pretax loss for the year ended December 31, is presented net of amounts attributable to noncontrolling interests of $(9.8) million in 2023 and $(2.6) million in 2022.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees primarily associated with its acquisition of the Willis Towers Watson treaty reinsurance brokerage operations (primarily related to deferred closings in certain jurisdictions in 2022), the acquisition of Buck, which was signed on December 20, 2022 and closed on April 3, 2023, and the acquisitions of Cadence Insurance, Eastern Insurance Group and My Plan Manager, all of which closed in fourth quarter 2023.

(3)

Adjustments in fourth quarter 2023 include costs associated with legal and tax matters as well as the impact of tax planning items associated with 2022 tax returns filed in fourth quarter 2023. Adjustments in fourth quarter 2022 include (a) additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter, (b) gains and costs associated with legal and tax matters, (c) income tax provision adjustments as filed in its 2021 tax returns and (d) income tax benefit related to adjusting certain U.K. deferred income tax assets to the future 25% corporate income tax rate.

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(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(1.5) million in fourth quarter 2023 and a net unrealized foreign exchange remeasurement loss of $(3.0) million in fourth quarter 2022. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(9.8) million in the year ended December 31, 2023 and a net unrealized foreign exchange remeasurement gain of $30.6 million in the year ended December 31, 2022.

Interest and banking costs and debt - At December 31, 2023, Gallagher had $3,550.0 million of borrowings from public debt, $3,948.0 million of borrowings from private placements and $245.0 million of borrowings under its line of credit facility. In addition, Gallagher had $289.0 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations. As previously disclosed, on November 2, 2023, Gallagher closed and funded an offering of $1,000.0 million of unsecured senior notes in two tranches. The $400.0 million aggregate principal amount of 6.50% Senior Notes are due 2034 and $600.0 million aggregate principal amount of 6.75% Senior Notes are due 2054. The weighted average interest rate is 5.97% per annum after giving effect to underwriting costs and a net hedge gain. On June 22, 2023, Gallagher entered into a new Credit Agreement that provides for a five-year unsecured revolving credit facility in the amount of $1.2 billion (including a $75.0 million letter of credit sub-facility). On November 7, 2023, Gallagher entered into the First Amendment to the Credit Agreement, pursuant to which increased the commitments under the facility to $1,700.0 million. Banking costs in fourth quarter 2023 and the year ended December 31, 2023 are higher than the same periods in 2022 primarily due to the debt issuances that occurred in 2023.

Clean energy related- For 2023, this consists of operating results related to Gallagher’s investments in new clean energy projects. Includes costs related to the resolution of various partnership matters related to our clean energy investments.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2023 and 2022 were (51.8)% and (11.1)%, respectively. Gallagher’s consolidated effective tax rate for the year ended December 31, 2023 and 2022 were 18.5% and 15.9%, respectively. The lower effective tax rate in fourth quarter 2023 compared to 2022 is primarily the result of planning associated with the 2021 and 2022 UK loss deferral that was reflected in the 2022 filed tax returns in fourth quarter 2023.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, January 25, 2024 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Change in Presentation of Fiduciary Assets and Liabilities in First Quarter 2023

In first quarter 2023, Gallagher changed the presentation of certain amounts and classifications in its consolidated balance sheet and statement of cash flows to separately identify and present fiduciary assets and liabilities and respective changes of these accounts in the balance sheet and statement of cash flows. These revisions also better reflect the cash flows associated with its operations. Lines for accounts receivable, fiduciary assets and fiduciary liabilities were added and lines for restricted cash, premiums and fees receivable and premiums payable to underwriting enterprises were removed. In addition to these changes, Gallagher moved the net change in fiduciary assets and liabilities from the operating section to the financing section of the statement of cash flows. Gallagher made the applicable revisions and reclassifications to the December 31, 2022 balance sheet amounts included herein to conform to the current period presentation. These changes had no impact on the 2022 consolidated statement of earnings or December 31, 2022 stockholders’ equity.

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Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; statements regarding changes in its expenses in the next several quarters; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, high inflation and related monetary policy responses, failures of financial institutions and other counterparties, a potential U.S. government shutdown, and political violence and instability, such as the wars in Ukraine and the Middle East; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to acquisitions larger than its usual tuck-in acquisitions, such as the acquisition of Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager, including risks related to its ability to successfully integrate operations, the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize the expected benefits of these acquisitions; damage to its reputation due to negative perceptions or publicity, including the potential for the Internet and social media to magnify the effects of such reputational issues and reputation issues related to its ESG-related activities and compliance with increasingly complex climate-related regulations, such as risks related to “greenwashing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, E&O and competition risks; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, ESG, sanctions and anti-corruption compliance; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including developments in the reinsurance and insurance-linked securities markets and potential litigation that may arise as a result of such developments; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

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•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisition of the Willis Towers Watson treaty reinsurance brokerage operations, the acquisition of Buck and the acquisitions of Cadence Insurance, Eastern Insurance Group and My Plan Manager), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.

•

Transaction-related costs, which primarily are associated with the acquisition of the Willis Towers Watson treaty reinsurance brokerage operations (primarily related to deferred closings in certain jurisdictions in 2022), the acquisition of Buck and the acquisitions of Cadence Insurance, Eastern Insurance Group and My Plan Manager. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include the change in estimated acquisition earnout payables adjustments and acquisition related compensation charges.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•	Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.

•	Clean energy related, which represents the resolution of various partnership matters related to our clean energy investments.

•

Legal and tax related, which represents the impact of (a) adjustments in fourth quarter 2023 related to costs associated with legal and tax matters as well as the impact of tax items associated with 2022 tax returns filed in October 2023, (b) adjustments in second quarter 2023 related to additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter and costs associated with legal and tax matters (c) adjustments in second quarter 2022 related to a one-time U.S. state tax benefit that resulted from legal entity restructuring and a favorable U.K. tax impact related to earnout liability adjustments, and (d) adjustments in first quarter 2022 related to a one-time benefit related to the revaluation of certain deferred income tax assets associated with Gallagher increasing its U.S. state effective income tax rate.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and tax related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

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•

EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. In addition, change in organic growth in fee revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6 respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Quarter and Year Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Brokerage Segment	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Commissions	$1,326.0	$1,152.8	$5,865.0	$5,187.4
Fees	470.8	365.4	1,885.0	1,476.9
Supplemental revenues	90.6	80.0	314.2	284.7
Contingent revenues	55.4	40.2	235.3	207.3
Interest income, premium finance revenues and other income	108.7	65.9	337.7	147.5

Total revenues	2,051.5	1,704.3	8,637.2	7,303.8

Compensation	1,176.9	963.3	4,769.1	4,024.7
Operating	334.7	283.4	1,272.3	1,039.9
Depreciation	33.0	26.9	124.4	103.6
Amortization	142.8	115.9	523.6	448.7
Change in estimated acquisition earnout payables	328.5	118.3	376.8	90.4

Expenses	2,015.9	1,507.8	7,066.2	5,707.3

Earnings before income taxes	35.6	196.5	1,571.0	1,596.5
Provision for income taxes	10.8	53.2	401.6	394.7

Net earnings	24.8	143.3	1,169.4	1,201.8
Net earnings attributable to noncontrolling interests	0.4	1.1	6.3	4.4

Net earnings attributable to controlling interests	$24.4	$142.2	$1,163.1	$1,197.4

EBITDAC
Net earnings	$24.8	$143.3	$1,169.4	$1,201.8
Provision for income taxes	10.8	53.2	401.6	394.7
Depreciation	33.0	26.9	124.4	103.6
Amortization	142.8	115.9	523.6	448.7
Change in estimated acquisition earnout payables	328.5	118.3	376.8	90.4

EBITDAC	$539.9	$457.6	$2,595.8	$2,239.2

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Risk Management Segment	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Fees	$331.6	$289.2	$1,259.7	$1,090.8
Interest income and other income	8.8	1.4	27.9	1.8

Revenues before reimbursements	340.4	290.6	1,287.6	1,092.6
Reimbursements	38.8	33.1	145.4	130.5

Total revenues	379.2	323.7	1,433.0	1,223.1

Compensation	207.5	177.8	776.8	664.9
Operating	62.7	59.0	257.4	233.9
Reimbursements	38.8	33.1	145.4	130.5
Depreciation	9.4	9.0	35.9	37.8
Amortization	3.2	1.5	7.7	6.2
Change in estimated acquisition earnout payables	0.1	(6.2)	0.5	(7.4)

Expenses	321.7	274.2	1,223.7	1,065.9

Earnings before income taxes	57.5	49.5	209.3	157.2
Provision for income taxes	15.2	13.1	55.3	41.4

Net earnings	42.3	36.4	154.0	115.8
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$42.3	$36.4	$154.0	$115.8

EBITDAC
Net earnings	$42.3	$36.4	$154.0	$115.8
Provision for income taxes	15.2	13.1	55.3	41.4
Depreciation	9.4	9.0	35.9	37.8
Amortization	3.2	1.5	7.7	6.2
Change in estimated acquisition earnout payables	0.1	(6.2)	0.5	(7.4)

EBITDAC	$70.2	$53.8	$253.4	$193.8

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Quarter and Year Ended December 31,

(Unaudited - in millions except share and per share data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Corporate Segment	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Revenues from consolidated clean coal facilities	$—	$—	$—	$22.3
Royalty income from clean coal licenses	—	—	—	0.7
Other income	1.2	0.3	1.7	0.7

Total revenues	1.2	0.3	1.7	23.7

Cost of revenues from consolidated clean coal facilities	—	—	—	22.9
Compensation	43.8	33.8	135.3	110.2
Operating	53.2	25.8	160.0	57.1
Interest	78.2	64.0	296.7	256.9
Depreciation	1.3	0.7	4.9	3.3

Expenses	176.5	124.3	596.9	450.4

Loss before income taxes	(175.3)	(124.0)	(595.2)	(426.7)
Benefit for income taxes	(68.6)	(79.8)	(237.8)	(225.1)

Net loss	(106.7)	(44.2)	(357.4)	(201.6)
Net loss attributable to noncontrolling interests	(7.8)	(1.1)	(9.8)	(2.6)

Net loss attributable to controlling interests	$(98.9)	$(43.1)	$(347.6)	$(199.0)

EBITDAC
Net loss	$(106.7)	$(44.2)	$(357.4)	$(201.6)
Benefit for income taxes	(68.6)	(79.8)	(237.8)	(225.1)
Interest	78.2	64.0	296.7	256.9
Depreciation	1.3	0.7	4.9	3.3

EBITDAC	$(95.8)	$(59.3)	$(293.6)	$(166.5)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Total Company	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Commissions	$1,326.0	$1,152.8	$5,865.0	$5,187.4
Fees	802.4	654.6	3,144.7	2,567.7
Supplemental revenues	90.6	80.0	314.2	284.7
Contingent revenues	55.4	40.2	235.3	207.3
Interest income, premium finance revenues and other income	118.7	67.6	367.3	150.0
Revenues from clean coal activities	—	—	—	23.0

Revenues before reimbursements	2,393.1	1,995.2	9,926.5	8,420.1
Reimbursements	38.8	33.1	145.4	130.5

Total revenues	2,431.9	2,028.3	10,071.9	8,550.6

Compensation	1,428.2	1,174.9	5,681.2	4,799.8
Operating	450.6	368.2	1,689.7	1,330.9
Reimbursements	38.8	33.1	145.4	130.5
Cost of revenues from clean coal activities	—	—	—	22.9
Interest	78.2	64.0	296.7	256.9
Depreciation	43.7	36.6	165.2	144.7
Amortization	146.0	117.4	531.3	454.9
Change in estimated acquisition earnout payables	328.6	112.1	377.3	83.0

Expenses	2,514.1	1,906.3	8,886.8	7,223.6

Earnings (loss) before income taxes	(82.2)	122.0	1,185.1	1,327.0
Provision (benefit) for income taxes	(42.6)	(13.5)	219.1	211.0

Net earnings (loss)	(39.6)	135.5	966.0	1,116.0
Net earnings (loss) attributable to noncontrolling interests	(7.4)	—	(3.5)	1.8

Net earnings (loss) attributable to controlling interests	$(32.2)	$135.5	$969.5	$1,114.2

Diluted net earnings (loss) per share	$(0.15)	$0.63	$4.42	$5.19

Dividends declared per share	$0.55	$0.51	$2.20	$2.04

EBITDAC
Net earnings (loss)	$(39.6)	$135.5	$966.0	$1,116.0
Provision (benefit) for income taxes	(42.6)	(13.5)	219.1	211.0
Interest	78.2	64.0	296.7	256.9
Depreciation	43.7	36.6	165.2	144.7
Amortization	146.0	117.4	531.3	454.9
Change in estimated acquisition earnout payables	328.6	112.1	377.3	83.0

EBITDAC	$514.3	$452.1	$2,555.6	$2,266.5

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2023	Dec 31, 2022 *
Cash and cash equivalents	$971.5	$738.4
Fiduciary assets	26,907.9	18,236.7
Accounts receivable, net	3,786.6	2,911.1
Other current assets	450.1	399.0

Total current assets	32,116.1	22,285.2
Fixed assets - net	726.4	576.2
Deferred income taxes (includes tax credit carryforwards of $867.4 in 2023 and $772.7 in 2022)	1,132.3	1,299.0
Other noncurrent assets	1,131.8	989.8
Right-of-use assets	400.3	346.7
Goodwill	11,475.6	9,489.4
Amortizable intangible assets - net	4,633.3	3,372.1

Total assets	$51,615.8	$38,358.4

Fiduciary liabilities	$26,907.9	$18,236.7
Accrued compensation and other current liabilities	2,553.1	2,003.3
Deferred revenue - current	644.7	546.7
Premium financing debt	289.0	241.9
Corporate related borrowings - current	670.0	310.0

Total current liabilities	31,064.7	21,338.6
Corporate related borrowings - noncurrent	7,006.0	5,562.8
Deferred revenue - noncurrent	61.5	62.6
Lease liabilities - noncurrent	352.2	300.4
Other noncurrent liabilities	2,316.1	1,903.8

Total liabilities	40,800.5	29,168.2

Stockholders’ equity:
Common stock - issued and outstanding	216.7	211.9
Capital in excess of par value	7,297.8	6,509.9
Retained earnings	4,052.9	3,562.2
Accumulated other comprehensive loss	(792.1)	(1,140.4)

Total controlling interests stockholders’ equity	10,775.3	9,143.6
Noncontrolling interests	40.0	46.6

Total stockholders’ equity	10,815.3	9,190.2

Total liabilities and stockholders’ equity	$51,615.8	$38,358.4

*

The December 31, 2022 balance sheet was revised for a change in presentation made in first quarter 2023 related to the reclassification of fiduciary assets and liabilities. See page 8 of 15 for additional information.

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
OTHER INFORMATION	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Basic weighted average shares outstanding (000s)	216,326	211,411	214,934	210,331
Diluted weighted average shares outstanding (000s)	221,104	215,831	219,358	214,667
Number of common shares outstanding at end of period (000s)			216,686	211,914
Workforce at end of period (includes acquisitions):
Brokerage			39,337	32,679
Risk Management			9,747	8,430
Total Company			52,118	43,640

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
4th Q Ended December 31, 2023
Brokerage, as reported	$35.6	$10.8	$24.8	$0.4	$24.4	$0.11
Net gains on divestitures	(4.0)	(1.0)	(3.0)	—	(3.0)	(0.02)
Acquisition integration	67.3	16.7	50.6	—	50.6	0.23
Workforce and lease termination	9.5	2.4	7.1	—	7.1	0.03
Acquisition related adjustments	343.9	85.7	258.2	—	258.2	1.17
Amortization of intangible assets	142.8	35.4	107.4	—	107.4	0.49

Brokerage, as adjusted	$595.1	$150.0	$445.1	$0.4	$444.7	$2.01

Risk Management, as reported	$57.5	$15.2	$42.3	$—	$42.3	$0.19
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Acquisition integration	0.2	—	0.2	—	0.2	—
Workforce and lease termination	1.0	0.2	0.8	—	0.8	—
Acquisition related adjustments	0.2	0.1	0.1	—	0.1	—
Amortization of intangible assets	3.2	0.9	2.3	—	2.3	0.02

Risk Management, as adjusted	$62.0	$16.4	$45.6	$—	$45.6	$0.21

Corporate, as reported	$(175.3)	$(68.6)	$(106.7)	$(7.8)	$(98.9)	$(0.45)
Transaction-related costs	12.4	2.3	10.1	—	10.1	0.05
Legal and tax related	22.0	18.6	3.4	—	3.4	0.02
Clean energy related	12.0	1.1	10.9	7.6	3.3	0.01

Corporate, as adjusted	$(128.9)	$(46.6)	$(82.3)	$(0.2)	$(82.1)	$(0.37)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
4th Q Ended December 31, 2022
Brokerage, as reported	$196.5	$53.2	$143.3	$1.1	$142.2	$0.66
Net gains on divestitures	(9.2)	(2.2)	(7.0)	—	(7.0)	(0.03)
Acquisition integration	45.6	10.9	34.7	—	34.7	0.16
Workforce and lease termination	27.8	6.7	21.1	—	21.1	0.10
Acquisition related adjustments	109.4	26.2	83.2	—	83.2	0.39
Amortization of intangible assets	115.9	27.7	88.2	—	88.2	0.40
Effective income tax rate impact	—	7.0	(7.0)	—	(7.0)	(0.03)
Levelized foreign currency translation	1.1	0.3	0.8	—	0.8	—

Brokerage, as adjusted	$487.1	$129.8	$357.3	$1.1	$356.2	$1.65

Risk Management, as reported	$49.5	$13.1	$36.4	$—	$36.4	$0.17
Net gains on divestitures	(0.9)	(0.3)	(0.6)	—	(0.6)	—
Workforce and lease termination	2.8	0.8	2.0	—	2.0	0.01
Acquisition related adjustments	(6.3)	(1.7)	(4.6)	—	(4.6)	(0.02)
Amortization of intangible assets	1.5	0.4	1.1	—	1.1	—
Levelized foreign currency translation	0.3	—	0.3	—	0.3	—

Risk Management, as adjusted	$46.9	$12.3	$34.6	$—	$34.6	$0.16

Corporate, as reported	$(124.0)	$(79.8)	$(44.2)	$(1.1)	$(43.1)	$(0.20)
Transaction-related costs	5.7	0.6	5.1	—	5.1	0.02
Income tax related	(5.0)	26.2	(31.2)	—	(31.2)	(0.14)

Corporate, as adjusted	$(123.3)	$(53.0)	$(70.3)	$(1.1)	$(69.2)	$(0.32)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
Year Ended December 31, 2023
Brokerage, as reported	$1,571.0	$401.6	$1,169.4	$6.3	$1,163.1	$5.30
Net gains on divestitures	(9.6)	(2.4)	(7.2)	—	(7.2)	(0.03)
Acquisition integration	243.7	59.2	184.5	—	184.5	0.84
Workforce and lease termination	63.8	15.8	48.0	—	48.0	0.22
Acquisition related adjustments	370.5	91.7	278.8	—	278.8	1.27
Amortization of intangible assets	523.6	131.3	392.3	—	392.3	1.79

Brokerage, as adjusted	$2,763.0	$697.2	$2,065.8	$6.3	$2,059.5	$9.39

Risk Management, as reported	$209.3	$55.3	$154.0	$—	$154.0	$0.70
Net gains on divestitures	(0.4)	(0.1)	(0.3)	—	(0.3)	—
Acquisition integration	1.0	0.3	0.7	—	0.7	—
Workforce and lease termination	3.4	0.9	2.5	—	2.5	0.01
Acquisition related adjustments	0.5	0.1	0.4	—	0.4	—
Amortization of intangible assets	7.7	2.1	5.6	—	5.6	0.03

Risk Management, as adjusted	$221.5	$58.6	$162.9	$—	$162.9	$0.74

Corporate, as reported	$(595.2)	$(237.8)	$(357.4)	$(9.8)	$(347.6)	$(1.58)
Transaction-related costs	22.6	4.9	17.7	—	17.7	0.08
Legal and tax related	48.0	21.8	26.2	—	26.2	0.12
Clean energy related	12.0	1.1	10.9	7.6	3.3	0.01

Corporate, as adjusted	$(512.6)	$(210.0)	$(302.6)	$(2.2)	$(300.4)	$(1.37)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
Year Ended December 31, 2022
Brokerage, as reported	$1,596.5	$394.7	$1,201.8	$4.4	$1,197.4	$5.58
Net gains on divestitures	(12.1)	(2.6)	(9.5)	—	(9.5)	(0.05)
Acquisition integration	167.9	35.2	132.7	—	132.7	0.62
Workforce and lease termination	51.4	11.2	40.2	—	40.2	0.19
Acquisition related adjustments	77.0	21.0	56.0	—	56.0	0.26
Amortization of intangible assets	448.7	106.4	342.3	—	342.3	1.59
Effective income tax rate impact	—	27.3	(27.3)	—	(27.3)	(0.13)
Levelized foreign currency translation	(19.1)	(5.3)	(13.8)	—	(13.8)	(0.06)

Brokerage, as adjusted	$2,310.3	$587.9	$1,722.4	$4.4	$1,718.0	$8.00

Risk Management, as reported	$157.2	$41.4	$115.8	$—	$115.8	$0.54
Net gains on divestitures	(0.9)	(0.3)	(0.6)	—	(0.6)	—
Acquisition integration	1.8	0.4	1.4	—	1.4	0.01
Workforce and lease termination	6.5	1.7	4.8	—	4.8	0.02
Acquisition related adjustments	(7.8)	(2.0)	(5.8)	—	(5.8)	(0.03)
Amortization of intangible assets	6.2	1.6	4.6	—	4.6	0.02
Levelized foreign currency translation	(0.6)	0.1	(0.7)	—	(0.7)	—

Risk Management, as adjusted	$162.4	$43.0	$119.4	$—	$119.4	$0.56

Corporate, as reported	$(426.7)	$(225.1)	$(201.6)	$(2.6)	$(199.0)	$(0.93)
Transaction-related costs	33.4	2.7	30.7	—	30.7	0.14
Income tax related	(5.0)	45.2	(50.2)	—	(50.2)	(0.23)

Corporate, as adjusted	$(398.3)	$(177.2)	$(221.1)	$(2.6)	$(218.5)	$(1.02)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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